
                                                                                     Exhibit 11

                                              FURNITURE BRANDS INTERNATIONAL, INC.

                                      STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE


                                                   Three Months   Three Months   Six Months    Six Months
                                                          Ended          Ended        Ended         Ended
                                                        June 30,       June 30,     June 30,      June 30,
                                                           1997           1996         1997          1996
                                                   ------------   ------------ ------------  ------------
    Primary:
    Weighted average common shares outstanding
     during the period.........................      61,033,994     60,276,200   61,239,722    56,901,460

    Common shares issuable on exercise of stock
     options (1)...............................       1,429,690        985,273    1,384,191       906,411

    Common shares issuable on exercise of
      warrants (2).............................         918,434      2,442,451      910,953     2,150,291

    Weighted average common and common equivalent
     shares outstanding for primary calculation..    63,382,118     63,703,924   63,534,866    59,958,162
                                                   ============   ============ ============  ============
    Fully diluted:

    Weighted average common and common equivalent
     shares outstanding for primary calculation..    63,382,118     63,703,924   63,534,866    59,958,162

    Common shares issuable on exercise of stock
     options(3)..................................       192,112         60,910      237,611       139,772

    Common shares issuable on exercise of
      warrants (4)...............................       122,783        254,326      155,551       596,011

    Weighted average common and common equivalent
     shares outstanding for fully diluted
     calculation.................................    63,697,013     64,019,160   63,928,028    60,693,945
                                                   ============   ============ ============  ============



                                                                                   EXHIBIT 11 (CONTINUED)
                                          FURNITURE BRANDS INTERNATIONAL, INC.

                          NOTES TO STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE



     (1)  Includes common stock options, the exercise of which would result in dilution of net earnings per common share.  Such common stock options have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock option exercise price during the period.

     (2)  Includes common stock warrants, the exercise of which would result in dilution of net earnings per common share.  Such common stock warrants have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock warrant exercise price during the period.

     (3)  Additional common shares issuable resulting from the application of the same principles described in Note (1), except that the proceeds from assumed common stock options exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

     (4)  Additional common shares issuable resulting from the application of the same principles described in Note (2), except that the proceeds from assumed common stock warrants exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.